Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-1

APTORUM GROUP LIMITED

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Warrants to purchase Class A Ordinary Shares, par value $1.00 per share	-(2)	-	-	-	-	-

Equity	Class A Ordinary Shares, issuable upon exercise of Warrants	Other(3)	2,729,231	$3.25	$8,870,000.75	$0.0000927	$822.25

Equity	Placement Agent warrants	-(2)	-	-	-	-	-

Equity	Class A Ordinary Shares, issuable upon exercise of Placement Agent warrants	Other(4)	147,538	$4.0625	$599,373.12	$0.0000927	$55.56
Total Offering Amounts				-	$9,469,373.87	0.0000927	$877.81
Total Fees Previously Paid							$4,877.87(6)
Total Fee Offsets							$0
Net Fee Due							$0(7)

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(3)	Estimated solely for the purpose of determining the amount of registration fees in accordance with Rule 457(f) of the Securities Act of 1933, as amended. The exercise price of the warrant is $3.25 per share.

(4)	Estimated solely for the purpose of determining the amount of registration fees in accordance with Rule 457(f) of the Securities Act of 1933, as amended. The exercise price of the warrant is $4.0625 per share.

(5)	The fee is calculated by multiplying the aggregate offering amount by 0.0000927 pursuant to Section 6(b) of the Securities Act.

(6)	Aptorum Group Limited previously registered securities with a proposed maximum aggregate offering price of $31,312,500 on a Registration Statement on Form F-1 (File No. 333-248743), as amended (the "Related Registration Statement"), and paid a registration fee of $4,065.00. In accordance with Rule 462(b) under the Securities Act, Aptorum registered an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement on a Registration Statement on Form F-1MEF (File No. 333-249140), pursuant to which Aptorum paid a registration fee of $812.87.

(7)	Based on the fees due and paid, the Company does not owe any additional fees for this Post-Effective Amendment.